UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2026
STONERIDGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377
(Address of Principal Executive Offices, and Zip Code)
(248) 489-9300
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.
On February 26, 2026, Stoneridge, Inc., an Ohio corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with 22NW Fund, LP, a Delaware limited partnership, 22NW, LP, a Delaware limited partnership, 22NW Fund GP, LLC, a Delaware limited liability company, 22NW GP, Inc., a Delaware S corporation, and Aron R. English (collectively, “22NW” or the “Investor Group”). As of the date of the Cooperation Agreement, 22NW beneficially owns approximately 2,297,092 common shares, without par value, of the Company (the “Common Shares”), representing approximately 8.2% of the Company’s outstanding Common Shares. The material terms of the Cooperation Agreement are summarized below.
Board Appointment and Nomination
Pursuant to the Cooperation Agreement, the Company agreed to increase the size of its Board of Directors (the “Board”) from seven (7) to eight (8) directors and to appoint Mr. English, age 43, to the Board to fill the resulting vacancy, effective at 12:01 a.m. on March 16, 2026. Mr. English will serve for a term expiring at the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) and until his successor is duly elected and qualified. The Company has also agreed to nominate and include Mr. English in the Board’s slate of director nominees for election at the 2026 Annual Meeting and to recommend that shareholders vote in favor of his election, and to otherwise support his election in a manner no less favorable than the manner in which the Company supports its other director nominees.
Standstill Provisions
The Cooperation Agreement provides for a standstill period (the “Standstill Period”) commencing on the date of the Cooperation Agreement and continuing until the date that is thirty (30) days after the earliest to occur of (a) the date on which Mr. English is no longer a member of the Board, (b) the date that is sixty (60) days prior to any advance notice deadline for the nomination of director candidates set by the Company with respect to its 2027 Annual Meeting of Shareholders, or (c) the termination of the Cooperation Agreement.
During the Standstill Period, the Investor Group has agreed, among other things, not to (i) acquire beneficial ownership of Common Shares in excess of 12.9% of the then-outstanding Common Shares, (ii) solicit proxies or written consents, (iii) submit shareholder proposals or nominations, (iv) seek to change the size or composition of the Board, (v) make or encourage any solicitation or offer for an extraordinary transaction involving the Company, (vi) form or join any group with respect to the Company’s securities (other than the Investor Group), (vii) act in concert with third parties in connection with any restricted activities, or (viii) effect any short sale of Common Shares or enter into any hedging or derivative transaction that transfers the economic consequences of ownership of Common Shares.
Change of Control Fallaway
The standstill restrictions will automatically terminate upon the occurrence of certain change of control events, including (a) a third-party acquisition proposal to acquire 25% or more of the outstanding Common Shares or to effect a merger, business combination, or sale of all or substantially all of the Company’s assets, or (b) the Company’s public announcement of a sale process or entry into a definitive agreement for a strategic transaction. If such change of control event is terminated, withdrawn, or abandoned without consummation of a transaction, the standstill restrictions will be automatically reinstated for the remainder of the Standstill Period. Notwithstanding the foregoing, the Investor Group’s voting commitments and non-disparagement obligations survive any change of control fallaway.
Voting Commitments
During the Standstill Period, the Investor Group has agreed to appear in person or by proxy at each annual meeting of shareholders and to vote all Common Shares it has the right to vote as of the applicable record date (a) in favor of all director nominees recommended by the Board, (b) against any director nominee not recommended by the Board, (c) against any proposal to remove any director, and (d) in accordance with the Board’s recommendation on all other proposals and business, including any shareholder proposals; provided, however, that with respect to (i) any proposal with respect to which Mr. English, in his capacity as a director of the Company, has voted against recommending to the Company’s shareholders, or (ii) any proposal or matter (other than director elections) for which both Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC recommend a vote contrary to the Board’s recommendation, the Investor Group may vote in its discretion. The

Investor Group has also agreed not to conduct, support, or participate in any “withhold” or “vote no” campaign with respect to the election of directors.
Mutual Non-Disparagement
During the Standstill Period, the Investor Group has agreed not to make any public statement that disparages, defames, or criticizes the Company, its subsidiaries, or any of its current or former directors or officers, and the Company has agreed not to make any public statement that disparages, defames, or criticizes any member of the Investor Group or any current or former director or officer of any member of the Investor Group.
Resignation Provisions
Mr. English has agreed to promptly offer to resign from the Board upon the occurrence of certain events, including (a) the Investor Group’s beneficial ownership falling below the lesser of (i) 4.0% of the then-outstanding Common Shares and (ii) 1,120,677 Common Shares, (b) a material breach of the Cooperation Agreement by any member of the Investor Group that is not timely cured, (c) Mr. English’s disaffiliation from 22NW, or (d) Mr. English’s failure to qualify as an independent director under the rules of the New York Stock Exchange or the Securities Exchange Act of 1934, as amended. If Mr. English ceases to serve as a director for any reason, the Investor Group has no right to designate, nominate, or recommend any replacement.
Director Compensation
Mr. English will be entitled to receive the same compensation, benefits, and expense reimbursement as the other non-employee directors of the Company in accordance with the Company’s non-employee director compensation program.
Confidentiality
The Investor Group has agreed to keep confidential any material non-public information regarding the Company that Mr. English receives in his capacity as a director.
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 24, 2026, as described in Item 1.01 above (which is incorporated herein by reference), the Board increased the size of the Board from seven (7) to eight (8) directors and appointed Mr. English to fill the resulting vacancy, in each case effective at 12:01 a.m. on March 16, 2026. Mr. English will serve as a director for a term expiring at the 2026 Annual Meeting and until his successor is duly elected and qualified or until his earlier death, resignation, or removal. The Board intends to nominate and include Mr. English in the Board’s slate of director nominees for election at the 2026 Annual Meeting, subject to formal action at a future Board meeting.
Mr. English was appointed to the Board pursuant to the Cooperation Agreement described in Item 1.01 above. There are no other arrangements or understandings between Mr. English and any other person pursuant to which Mr. English was appointed as a director.
There are no family relationships between Mr. English and any director or executive officer of the Company. Mr. English has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his service on the Board, Mr. English will be entitled to receive the same compensation, benefits, and expense reimbursement as the other non-employee directors of the Company in accordance with the Company’s non-employee director compensation program, including cash retainers, annual equity awards, and reimbursement of reasonable out-of-pocket expenses incurred in connection with his service as a director. Mr. English will also receive an annual equity award in accordance with the Company’s customary practices.

As of the date of this Current Report, no determination has been made with respect to the assignment of Mr. English to any committee of the Board. The Board will consider in good faith Mr. English’s service on one or more committees, subject to applicable independence requirements and the Board’s assessment of Mr. English’s qualifications and the needs of the committees.
ITEM 7.01 Regulation FD Disclosure.
On February 26, 2026, the Company issued a joint press release with the Investor Group announcing the execution of the Cooperation Agreement and Mr. English’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement

99.1	Press release dated February 23, 2026.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: February 26, 2026	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)